CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

Interface, Inc. Announces Receipt of Requisite Consents and
Execution of Supplemental Indentures

           Atlanta, Georgia, November 18, 2010 – Interface, Inc. (NASDAQ: IFSIA) (the “Company”) announced today the preliminary results in connection with its previously announced tender offer and consent solicitation (the “Offer”) for its 11.375% Senior Secured Notes due 2013 (CUSIP: 458665AN6) (the “11.375% Notes”) and 9.50% Senior Subordinated Notes due 2014 (CUSIP: 458665AJ5) (the “9.50% Notes”; together with the 11.375% Notes, the “Notes”; and individually, each a “series of Notes”).  As of 5:00 P.M., Eastern Time, on November 17, 2010, valid tenders and consents had been received from holders of approximately $141.9 million in aggregate principal amount of 11.375% Notes, representing approximately 94.6% of the outstanding 11.375% Notes, and $98.5 million in aggregate principal amount of 9.50% Notes, representing approximately 89.6% of the outstanding 9.50% Notes.

           Accordingly, the requisite majority consents to adopt the proposed amendments to the indentures governing each series of Notes have been received, and supplemental indentures to effect the proposed amendments described in the Offer to Purchase and Consent Solicitation Statement dated November 3, 2010 (the “Offer to Purchase”) have been executed.  As executed, the supplemental indentures eliminate substantially all of the restrictive covenants and certain events of default contained in the indentures governing the Notes, but do not eliminate or change certain covenants governing the Company’s obligations to make and consummate offers to purchase Notes after the consummation of certain change in control or asset sale transactions.  The amendments will become operative on the date that the Notes validly tendered in connection with the requisite consents are purchased by the Company pursuant to the Offer.  Payment is expected to be made on the date that the conditions (described in the Offer to Purchase) are met or waived.  The payment date is expected to be on or about December 3, 2010.

As a result of the execution of the supplemental indentures, tendered Notes and consents may no longer be withdrawn or revoked, except in the limited circumstances described in the Offer to Purchase.

           The Offer remains open and is scheduled to expire at 11:59 P.M., Eastern Time, on December 2, 2010, unless extended or earlier terminated (the “Expiration Time”).  Holders of Notes and consents validly tendered prior to the Expiration Time will receive the offer consideration for such Notes, but will not receive an early tender payment.  Completion of the Offer is subject to satisfaction or waiver by the Company of a number of conditions, as described in the Offer to Purchase, including a financing condition.

           The complete terms and conditions of the tender offer are described in the Offer to Purchase, copies of which may be obtained by contacting Global Bondholder Services Corporation as Information Agent at 866-470-3800 (U.S. toll-free) or (212) 430-3774.  The Company has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC to serve as Dealer Managers for the tender offer.  Questions regarding the tender offer and consent solicitation may be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 292-0070 (U.S. toll-free) or (980) 388-9217, Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 and Wells Fargo Securities, LLC at (866) 309-6316 (U.S. toll-free) or (704) 715-8341.

None of the Company, the Dealer Managers or the Information Agent make any recommendations as to whether holders should tender their Notes pursuant to the Offer or consent to the proposed indenture amendments, and no one has been authorized by any of them to make such recommendations.  Holders must make their own decisions as to whether to tender Notes and deliver consents, and, if so, the principal amount of Notes to tender.

This press release does not constitute an offer to purchase, a solicitation of an offer to sell nor a solicitation of consents with respect to, any Notes or other securities, nor shall there be any purchase of Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  The tender offer and consent solicitation is being made solely by the Offer to Purchase.

           Interface, Inc. is the world's largest manufacturer of modular carpet, which it markets under the InterfaceFLOR®, FLOR™, Heuga® and Bentley Prince Street® brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

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